EXHIBIT 10.10

                     AMENDED AND RESTATED PURCHASE AGREEMENT


     THIS AMENDED AND RESTATED PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 21st of September, 2001, by and between the following:

          WILLIAM R. PARKER, an individual (hereinafter "Seller");

          EMB CORPORATION, a Hawaii corporation (hereinafter "EMB"); and

          SADDLEBACK INVESTMENT SERVICES, INC., a California corporation (hereinafter "Saddleback").


                               W I T N E S S E T H

     WHEREAS, on July 23, 2001, Seller and EMB previously entered into a Purchase Agreement, which agreement the parties hereto desire to amend and restate in full;

     WHEREAS, subject to the terms and conditions of this Agreement, EMB and Seller desire for EMB to purchase from Seller and for Seller to sell to EMB all of the outstanding common stock of Saddleback (the "Saddleback Stock"); and

     WHEREAS, the Board of Directors of EMB deems it desirable and in the best interests of EMB and its stockholders that EMB purchase the Saddleback Stock in consideration of issuance by EMB to Seller of Five Hundred Thousand (500,000) shares of EMB common stock (the "EMB Shares") and cash in the amount of $100,000.00 as evidenced by the promissory note of EMB (the "EMB Note"); and

     WHEREAS, Seller deems it desirable and in the best interests of Seller that Seller sell the Saddleback Stock to EMB; and

     WHEREAS, EMB and Seller desire to provide for certain undertakings, conditions, representations, warranties, and covenants in connection with the transactions contemplated by this Agreement; and

     WHEREAS, Seller and the Board of Directors of EMB have approved and adopted this Agreement, subject to the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:

                                    SECTION 1

                                   DEFINITIONS
                                   -----------

     1.1 "Agreement", "EMB", "EMB Note", "EMB Shares", "Seller", "Saddleback" and "Saddleback Stock", respectively, shall have the meanings defined in the foregoing preamble and recitals to this Agreement.

     1.2 "Closing Date" shall mean 10:00 a.m., local time, July 24, 2001, at Santa Ana, California, the date on which the parties hereto shall close the transactions contemplated herein; provided that the parties can change the Closing Date and place of Closing to such other time and place as the parties shall mutually agree, in writing. As of the Closing Date, all Exhibits to this Agreement shall be complete and attached to this Agreement.


                                    SECTION 2

               AGREEMENT FOR PURCHASE AND SALE OF SADDLEBACK STOCK
               ---------------------------------------------------

     2.1 Substantive Terms of the Purchase and Sale of Saddleback Stock.

     Seller shall sell and deliver to EMB one hundred percent (100%) of the issued and outstanding common stock of Saddleback in a form enabling EMB, then and there, to become the record and beneficial owner of said common stock, consisting of ten thousand (10,000) shares which represents all of the issued and outstanding capital stock of Saddleback.

     2.2 Consideration Paid by EMB.

          (a) EMB shall deliver to Seller Five Hundred Thousand (500,000) shares of common stock of EMB. The EMB Shares shall be issued pursuant to an exemption from registration under the Securities Act of 1933 (the "1933 Act") and from registration under any and applicable state securities laws and the certificates representing the EMB Shares shall bear the restrictive legend set forth in Rule 144 of the Rules and Regulation of the 1933 Act and any appropriate legend required under applicable state securities laws. The EMB Shares shall be validly issued and outstanding, fully paid, and non-assessable.

          (b) EMB shall also deliver to Seller the EMB Note in the initial principal amount of One Hundred Thousand Dollars ($100,000.00) made payable to Seller. The EMB Note shall bear interest at the rate of six percent (6%) per annum, with the entire principal balance and accrued interest thereon being due and payable, in full, on March 1, 2003; provided, however, that EMB, at its sole option, may elect to extend the due date of the EMB Note to a date not later than September 1, 2003. The EMB Note shall be in the form attached hereto as Exhibit "2.2(b)(1)". The performance by EMB of its obligations under the EMB Note shall be secured by the Saddleback Stock as further described in the provisions of the Security Agreement to be dated as of the Closing Date by and between EMB and Seller (hereinafter referred to as the "Security Agreement"), in form attached hereto as Exhibit "2.2(b)(2)".

          (c) Following the Closing Date, Saddleback will become a wholly-owned and operated subsidiary of EMB. Seller shall (i) continue to serve as the Chief Executive Officer of Saddleback and (ii) be named to the Board of Directors of EMB at the earliest practicable date.

          (d) As additional consideration for the acquisition of the Saddleback Stock by EMB, EMB shall issue to the Seller options to purchase common stock of EMB on the following terms and conditions:

               (i) Options to purchase two hundred thousand (200,000) shares of common stock of EMB shall be granted on January 1, 2002, with an exercise price of $0.50 per share. Such options shall expire on March 31, 2003; provided, however, that they shall vest if, and only if, the pre-tax earnings of Saddleback equal or exceed the sum of $100,000.00 for the 12-month period ended September 30, 2002.

               (ii) Options to purchase two hundred thousand (200,000) shares of common stock of EMB shall be granted on January 1, 2003, with an exercise price of $1.00 per share. Such options shall expire on March 31, 2004; provided, however, that they shall vest if, and only if, the pre-tax earnings of Saddleback equal or exceed the sum of $100,000.00 for the 12-month period ended September 30, 2003.

               (iii) Options to purchase two hundred thousand (200,000) shares of common stock of EMB shall be granted on January 1, 2004, with an exercise price of $1.50 per share. Such options shall expire on March 31, 2005; provided, however, that they shall vest if, and only if, the pre-tax earnings of Saddleback equal or exceed the sum of $100,000.00 for the 12-month period ended September 30, 2004.

          Each such vesting determination shall be made with reference to a letter to be prepared by EMB's auditors (or such other person or entity reasonably acceptable to the parties), which letter shall advise whether the relevant pre-tax earning performance target has been achieved. In determining whether such target as been achieved, EMB's auditors shall utilize "generally accepted accounting principles", consistently applied, during the relevant period in question and shall not allocate any overhead of EMB in any manner not deemed commercially reasonable and equitable. Any Option that does not vest in accordance with the foregoing provisions shall lapse and be incapable of being exercised.

          (e) As additional consideration for the acquisition of the Saddleback Stock by EMB, EMB agrees that, under circumstances, additional shares of EMB Common Stock may be issued to Seller, as follows:

               (i) On September 1, 2002 (the "First Valuation Date"), the value of the EMB Shares shall be determined by multiplying the number of EMB Shares, as may be adjusted by forward and reverse splits of the EMB common stock subsequent to the date of this Agreement, but prior to the First Valuation Date, by the fair market value of one share of EMB common stock, as determined in the manner set forth in this Paragraph. If, as of the First Valuation Date, the common stock of EMB is traded on a national securities exchange or the NASDAQ Stock Market, then the fair market value of one share of EMB common stock shall be the average of the closing selling prices of the EMB common stock as reported by such exchange or as reported on the NASDAQ Stock Market for the five trading days immediately preceding the First Valuation Date, or if there were no sales of EMB common stock during such five-day period, then the fair market value of one share of EMB common stock shall be deemed to be the closing selling price of the EMB common stock as reported by such exchange or as reported on the NASDAQ Market System for the next prior day on which there were sales of EMB common stock. If, as of the First Valuation Date, EMB common stock is traded other than on a national securities exchange or the NASDAQ Stock Market, then the fair market value of one share of EMB common stock shall be the average of the closing bid and asked prices of a share of EMB common stock on the First Valuation Date as quoted on the OTC Bulletin Board or the Pink Sheets, as relevant, for the five trading days immediately preceding the First Valuation Date or, if there is no bid and asked price during such five-day period, the fair market value of one share of EMB common stock shall be deemed to the average of the closing bid and asked prices of EMB common stock as quoted on the OTC Bulletin Board or the Pink Sheets, as relevant, for the next prior trading day on which there was a bid and asked price. If no such bid and asked price is available, the Board of Directors of EMB shall make a good faith determination of the fair market value of one share of EMB common stock using any reasonable method of valuation. Subject to the provisions set forth in this paragraph, if, as of the First Valuation Date, pursuant to such method of computation, the EMB Shares are valued at less than $500,000, EMB shall issue to Seller additional restricted shares of EMB common stock (the "First Additional EMB Shares"), such that the aggregate value of one-half of the EMB Shares and the First Additional EMB Shares will, as of the First Valuation Date, be not less than $250,000. The restrictions on the First Additional EMB Shares shall be identical in scope and in time as the restrictions on the EMB Shares.

               (ii) On March 1, 2003 (the "Second Valuation Date"), the value of the EMB Shares shall be determined by multiplying the aggregate number of EMB Shares and First Additional EMB Shares, if any, as may be adjusted by forward and reverse splits of the EMB common stock subsequent to the date of this Agreement, but prior to the Second Valuation Date, by the fair market value of one share of EMB common stock, as determined in the manner set forth in this Paragraph. If, as of the Second Valuation Date, the common stock of EMB is traded on a national securities exchange or the NASDAQ Stock Market, then the fair market value of one share of EMB common stock shall be the average of the closing selling prices of the EMB common stock as reported by such exchange or as reported on the NASDAQ Stock Market for the five trading days immediately preceding the Second Valuation Date, or if there were no sales of EMB common stock during such five-day period, then the fair market value of one share of EMB common stock shall be deemed to be the closing selling price of the EMB common stock as reported by such exchange or as reported on the NASDAQ Market System for the next prior day on which there were sales of EMB common stock. If, as of the Second Valuation Date, EMB common stock is traded other than on a national securities exchange or the NASDAQ Stock Market, then the fair market value of one share of EMB common stock shall be the average of the closing bid and asked prices of a share of EMB common stock on the Second Valuation Date as quoted on the OTC Bulletin Board or the Pink Sheets, as relevant, for the five trading days immediately preceding the Second Valuation Date or, if there is no bid and asked price during such five-day period, the fair market value of one share of EMB common stock shall be deemed to the average of the closing bid and asked prices of EMB common stock as quoted on the OTC Bulletin Board or the Pink Sheets, as relevant, for the next prior trading day on which there was a bid and asked price. If no such bid and asked price is available, the Board of Directors of EMB shall make a good faith determination of the fair market value of one share of EMB common stock using any reasonable method of valuation. Subject to the provisions set forth in this paragraph, if, as of the Second Valuation Date, pursuant to such method of computation, the aggregate value of the EMB Shares and the First Additional EMB Shares is less than $500,000, EMB shall issue to Seller additional restricted shares of EMB common stock (the "Second Additional EMB Shares"), such that the aggregate value of the EMB Shares, the First Additional EMB Shares and the Second Additional EMB Shares will, as of the Second Valuation Date, be not less than $500,000. The restrictions on the Second Additional EMB Shares shall be identical in scope and in time as the restrictions on the EMB Shares.

          (f) In connection with the acquisition of the Saddleback Stock by EMB, EMB shall issue to Saddleback 500,000 shares of EMB's Series E Convertible Preferred Stock ("EMB Preferred Shares") in exchange for 100,000 shares of Saddleback Series A Preferred Stock ("Saddleback Preferrred Shares"). The Saddleback Preferred shares shall also be subject to the provisions of the Security Agreement. The rights, privileges, preferences and restrictions relating to the EMB Preferred Shares and the Saddleback Preferred Shares are set forth in the respective documents entitled "Certificate of Designation" for the EMB Preferred Shares, a copy of which is attached hereto as "Exhibit 2.2(f)(1)" and the "Certificate of Determination" for the Saddleback Preferred Shares, a copy of which is attached hereto as "Exhibit 2.2(f)(2)".

                                    SECTION 3

                      REPRESENTATIONS AND WARRANTIES OF EMB
                      -------------------------------------

     EMB, in order to induce Seller to execute this Agreement and to consummate the transactions contemplated herein, represents and warrants to Seller, as follows:

     3.1 Organization and Qualification. EMB is a corporation duly organized, validly existing, and in good standing under the laws of Hawaii, with all requisite power and authority to own its property and to carry on its business as it is now being conducted. EMB is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, lease, or operation of property or the conduct of business requires such qualification, except where the failure to be in good standing or so qualified would not have a material, adverse effect on the financial condition or business of EMB.

     3.2 Ownership of EMB. EMB is authorized to issue two classes of stock of up to 30,000,000 common shares, no par value per share, of which approximately 3,029,944 are currently issued and outstanding, and of up to 5,000,000 preferred shares, no par value per share, of which none are currently issued and outstanding.

     3.3 Authorization and Validity. EMB has the requisite power and is duly authorized to execute and deliver and to carry out the terms of this Agreement. The board of directors and stockholders of EMB have taken all action required by law, its Articles of Incorporation and Bylaws, both as amended, or otherwise to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, subject to the satisfaction or waiver of the conditions precedent set forth in Section 8 of this Agreement. Assuming this Agreement has been approved by all action necessary on the part of Seller, this Agreement is a valid and binding agreement of EMB.

     3.4 No Defaults. EMB is not in default under or in violation of any provision of its Articles of Incorporation or Bylaws, both as amended. EMB is not in default under or in violation of any material provision of any indenture, mortgage, deed of trust, lease, loan agreement, or other agreement or instrument to which it is a party or by which it is bound or to which any of its is subject, if such default would have a material, adverse effect on the financial condition or business of EMB. EMB is not in violation of any statute, law, ordinance, order, judgment, rule, regulation, permit, franchise, or other approval or authorization of any court or governmental agency or body having jurisdiction over it or any of its properties which, if enforced, would have a material, adverse effect on the financial condition or business of EMB. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will conflict with or result in a breach of or constitute a default under any of the foregoing or result in the creation of any lien, mortgage, pledge, charge, or encumbrance upon any asset of EMB and no consents or waivers thereunder are required to be obtained in connection therewith in order to consummate the transactions contemplated by this Agreement.

     3.5 SEC Documents; Financial Statements. As of the Closing, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). As of their respective dates, the SEC Documents substantially complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents substantially complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in substantial accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, including, without limitation, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. Neither the Company nor any of its officers, directors, employees or agents have provided the Buyers with any material, nonpublic information.

     3.6 Absence of Certain Changes. Since the most recent filing by the Company with the SEC, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations or prospects of the Company. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

     3.7 Documents. The copies of all agreements and other instruments that have been delivered by EMB to Seller are true, correct, and complete copies of such agreements and instruments and include all amendments thereto.

     3.8 Disclosure. The representations and warranties made by EMB herein and in any schedule, statement, certificate, or document furnished or to be furnished by EMB to Seller pursuant to the provisions hereof or in connection with the transactions contemplated hereby, taken as a whole, do not and will not as of their respective dates contain any untrue statements of a material fact, or omit to state a material fact necessary to make the statements made not misleading.

                                    SECTION 4

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

     Seller, in order to induce EMB to execute this Agreement and to consummate the transactions contemplated herein, represents and warrants to EMB as follows:

     4.1 Organization and Qualification. Saddleback is a California corporation, duly organized, validly existing, and in good standing under the laws of the state of California with all requisite power and authority to own its property and assets and to carry on its business as it is now being conducted, including the use of its business name "American National Mortgage". Saddleback is qualified as a foreign corporation and is in good standing in each jurisdiction where the ownership, lease, or operation of property or the conduct of its business requires such qualification, except where the failure to be in good standing or so qualified would not have a material, adverse effect on the financial condition and business of Saddleback. With respect to those states in which Saddleback, doing business as American National Mortgage, presently conducts business as a mortgage lender, Saddleback is duly licensed or approved to do business as a mortgage lender in each jurisdiction in which such licensing or approval is required.

     4.2 Ownership of Saddleback Stock. Saddleback is authorized to issue one class of stock, of up to Two Hundred Thousand (200,000) shares of common stock, no par value per share. At the date hereof, of such authorized shares, Ten Thousand (10,000) shares of common stock have been validly issued and are outstanding, fully paid, and non-assessable. All of the shares of common stock are owned of record and beneficially by Seller. There are no options, warrants, or other securities exercisable or convertible into or any calls, commitments, or agreements of any kind relating to any unissued equity securities of Saddleback.

     4.3 Authorization and Validity. Seller has the requisite power and is duly authorized to execute and deliver and to carry out the terms of this Agreement. Assuming this Agreement has been approved by all action necessary on the part of EMB, this Agreement is a valid and binding agreement of Seller.

     4.4 Conduct and Transactions of Saddleback. During its current fiscal year, Saddleback conducted the operations of its business consistent with past practice and used its best efforts to maintain and preserve its properties, key employees, and relationships with customers and suppliers. Without limiting the foregoing, during such period Saddleback did not:

          (a) Incur any liabilities except to maintain its facilities and assets in the ordinary course of its business;

          (b) Declare or pay any dividends on any shares of capital stock or make any other distribution of assets to the holders thereof;

          (c) Issue, reissue, or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue, or sell, any shares of capital stock or acquire or agree to acquire any shares of capital stock;

          (d) Amend its respective Articles of Incorporation or Bylaws or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

          (e) Pay or incur any obligation or liability, direct or contingent, except in the ordinary course of its business;

          (f) Incur any indebtedness for borrowed money, assume, guarantee, endorse, or otherwise become responsible for obligations of any other party, or make loans or advances to any other party except in the ordinary course of its business;

          (g) Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees, except as otherwise disclosed in Exhibit 4.5(g), hereto; or

          (h) Make any capital expenditures except in the ordinary course of its business.

     4.5 Compensation Due Employees. Saddleback will not have any outstanding liability for payment of wages, payroll taxes, vacation pay (whether accrued or otherwise), salaries, bonuses, pensions, contributions under any employee benefit plans or other compensation, current or deferred, under any labor or employment contracts, whether oral or written, based upon or accruing in respect of those services of employees of Saddleback that have been performed prior to the Closing Date, except as specified on Exhibit 4.7 hereto. On the Closing Date, Saddleback will not have any unfunded, contingent or other liability under any defined benefits plan or any other retirement or retirement-type plan, whether such plan(s) are to continue or are thereupon terminated, except for the normal on-going obligations for future contributions under such plan(s) not related, generally or specifically, to the termination of such plan(s) or except as specified on Exhibit 4.5 hereto.

     4.6 Union Agreements and Employment Agreements. Saddleback is not a party to any union agreement or any organized labor dispute. Saddleback has no written or verbal employment agreements with any of its employees, except as listed in
Exhibit 4.6 hereto.

     4.7 Contracts and Leases. Except as listed in Exhibit 4.7 hereto, Saddleback is not a party to any written or oral leases, commitments, or any other agreements. On the Closing Date, Saddleback has paid or performed in all material respects all obligations required to be paid or performed by it to such date and will not be in default under any document, contract, agreement, lease, or other commitment to which it is a party.

     4.8 Insurance. All insurance against losses or damages or other risks which are in force for the benefit of Saddleback are set forth in Exhibit 4.8 hereto.

     4.9 Liabilities. Saddleback has no liabilities, except as described in
Exhibit 4.9 hereto.

     4.10 Proprietary Rights. Saddleback owns or is duly licensed to use such trademarks and copyrights as are necessary to conduct its business as presently conducted. The conduct of business by Saddleback does not, to the best knowledge of Saddleback, infringe upon the trademarks or copyrights of any third party. Saddleback owns the rights to the fictitious business name in all jurisdictions in which it is presently operating.

     4.11 Internal Controls.

          (a) There have been no transactions except in accordance with management's general or specific authorization.

          (b) Saddleback has devised and maintained respective systems of internal accounting controls sufficient to provide reasonable assurances that transactions are recorded as necessary (I) to permit preparation of financial statements in conformity with generally accepted accounting principles and (ii) to maintain accountability for assets and expenses.

     4.12 Contracts and Agreements. Saddleback is not a party to any material contracts or agreements in respect of the operation of its business, except as listed in Exhibit 4.12 hereto.

     4.13 Minute Books. The minute books of Saddleback contain true, complete, and accurate records of all meetings and other corporate actions of its shareholders and Board of Directors, and true and accurate copies thereof have been delivered to counsel for EMB prior to the Closing Date. The signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same.

     4.14 Litigation. Except as set forth in Exhibit 4.14, there are no actions, suits, proceedings, orders, investigations, or claims (whether or not purportedly on behalf of Saddleback) pending against or affecting Saddleback at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality, domestic or foreign, nor has any such action, suit, proceeding, or investigation been pending or threatened in writing during the 12-month period preceding the date hereof, which, if adversely determined, would materially and adversely affect the financial condition of Saddleback or which seeks to prohibit, restrict, or delay the consummation of the stock sale contemplated hereby. Saddleback is not operating under or subject to, or in default with respect to, any order, writ, injunction, or decree of any court or federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality.

     4.15 Taxes. At the Closing Date, all tax returns required to be filed with respect to the operations or assets of each of Saddleback prior to Closing Date have been correctly prepared in all material respects and timely filed, and all taxes required to be paid in respect of the periods covered by such returns have been paid in full or adequate reserves have been established for the payment of such taxes. Except as set forth in Exhibit 4.15, as of the Closing Date, Saddleback has not requested any extension of time within which to file any tax returns, and all known deficiencies for any tax, assessment, or governmental charge or duty shall have been paid in full or adequate reserves have been established for the payment of such taxes. The Saddleback Tax Returns are true and complete in all material respects. No audits by federal or state authorities are currently pending or threatened.

     4.16 No Defaults. Saddleback is not in default under or in violation of any provision of its Articles of Incorporation or Bylaws. Saddleback is not in default under or in violation of any material provision of any indenture, mortgage, deed of trust, lease, loan agreement, or other agreement or instrument to which it is a party or by which it is bound or to which any of its is subject, if such default would have a material, adverse effect on the financial condition or business of Saddleback. Saddleback is not in violation of any statute, law, ordinance, order, judgment, rule, regulation, permit, franchise, or other approval or authorization of any court or governmental agency or body having jurisdiction over it or any of its properties which, if enforced, would have a material, adverse effect on the financial condition or business of Saddleback. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will conflict with or result in a breach of or constitute a default under any of the foregoing or result in the creation of any lien, mortgage, pledge, charge, or encumbrance upon any asset of Saddleback and no consents or waivers thereunder are required to be obtained in connection therewith in order to consummate the transactions contemplated by this Agreement.

     4.17 Documents. The copies of all agreements and other instruments that have been delivered by Seller to EMB are true, correct, and complete copies of such agreements and instruments and include all amendments thereto.

     4.18 Disclosure. The representations and warranties made by Seller herein and in any schedule, statement, certificate, or document furnished or to be furnished by Saddleback and/or Seller to EMB pursuant to the provisions hereof or in connection with the transactions contemplated hereby taken as a whole do not and will not as of their respective dates contain any untrue statements of a material fact, or omit to state a material fact necessary to make the statements made not misleading.


                                    SECTION 5

                          INVESTIGATION; PRESS RELEASE
                          ----------------------------

     5.1 Investigation.

          (a) EMB acknowledges that it has made an investigation of Saddleback to confirm, among other things, the assets, liabilities, and status of business of Saddleback and the cash position, accounts receivable, liabilities, and mortgages in process. In the event of termination of this Agreement, EMB will deliver to Seller all documents, work papers, and other materials and all copies thereof obtained by EMB, or on its behalf, from Saddleback or Seller, whether obtained before or after the execution hereof, will not use, directly or indirectly, any confidential information obtained from Saddleback or Seller hereunder or in connection herewith, and will keep all such information confidential and not used in any way detrimental to Saddleback or Seller except to the extent the same is publicly disclosed by Saddleback or Seller.

          (b) Seller acknowledges that it has made an investigation of EMB, which has included, among other things, the opportunity of discussions with executive officers of EMB, and its accountants, investment bankers, and counsel. In the event of termination of this Agreement, Seller will deliver to EMB all documents, work papers, and other materials and all copies thereof obtained by it, or on its behalf, from EMB, whether obtained before or after the execution hereof and will not use, directly or indirectly, any confidential information obtained from EMB hereunder or in connection herewith, and will keep all such information confidential and not used in any way detrimental to EMB, except to the extent the same is publicly disclosed by EMB.

          (c) Except in the event that any party hereto discovers in the course of its respective investigation any breach of a representation or warranty by the other party hereto and does not disclose it to such other party prior to the Closing Date, no investigation pursuant to this Section 5.1 shall affect or be deemed to modify any representation or warranty made by any party hereto.

     5.2 Press Release. EMB and Seller shall agree with each other as to the form and substance of any press releases and the filing of any documents with any federal or state agency related to this Agreement and the transactions contemplated hereby and shall consult with each other as to the form and substance of other public disclosures related thereto; provided, however, that nothing contained herein shall prohibit either party from making any disclosure that its counsel deems necessary.


                                    SECTION 6

                                    BROKERAGE
                                    ---------

     6.1 Brokers and Finders. Except as set forth in Exhibit 6.1, neither EMB nor Seller, or any of their respective officers, directors, employees, or agents, has employed any broker, finder, or financial advisor or incurred any liability for any fee or commissions in connection with initiating the transactions contemplated herein. Each party hereto agrees to indemnify and hold the other party harmless against or in respect of any commissions, finder's fees, or brokerage fees incurred or alleged to have been incurred with respect to initiating the transactions contemplated herein as a result of any action of the indemnifying party.

                                    SECTION 7

                       CLOSING AGREEMENTS AND POST-CLOSING
                       -----------------------------------

     7.1 Closing Agreements. On the Closing Date, the following activities shall occur, the following agreements shall be executed and delivered, and the respective parties thereto shall have performed all acts that are required by the terms of such activities and agreements to have been performed simultaneously with the execution and delivery thereof as of the Closing Date:

          (a) Seller shall have executed and delivered documents to EMB sufficient then and there to transfer record and beneficial ownership to EMB of the Saddleback Stock, consisting up 10,000 shares of common stock of Saddleback;

          (b) EMB shall have delivered to Seller the EMB Shares, consisting up Five Hundred Thousand (500,000) shares of EMB common stock;

          (c) EMB shall have delivered the duly executed EMB Note to Seller; and

          (d) Seller and EMB shall have executed the Security Agreement and the Collateral Agent Agreement.

Coincident with the execution of this Amended and Restated Purchase Agreement,
(i) EMB shall deliver to Saddleback the EMB Preferred Shares, consisting of Five Hundred Thousand (500,000) shares of EMB Series E Convertible Preferred Stock and (ii) Saddleback shall deliver to Randolf W. Katz, Esq., as Collateral Agent, the Saddleback Preferred Stock, consisting of One Hundred Thousand (100,000) shares of Saddleback Series A Convertible Preferred Stock.


                                    SECTION 8

               CONDITIONS PRECEDENT TO EMB'S OBLIGATIONS TO CLOSE
               --------------------------------------------------

     The obligations of EMB to consummate this Agreement are subject to satisfaction on or prior to the Closing Date of the following conditions:

     8.1 Representations and Warranties. The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, and Seller shall have performed in all material respects all of his obligations hereunder theretofore to be performed.

     8.2 Other. The joint conditions precedent in Section 10 hereof shall have been satisfied and all documents required for Closing shall be acceptable to Counsel for EMB.


                                    SECTION 9

              CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS TO CLOSE
              -----------------------------------------------------

     The obligation of Seller to consummate this Agreement is subject to the satisfaction on or prior to the Closing Date of the following conditions:

     9.1 Representations and Warranties. The representations and warranties of EMB contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, and EMB shall have performed in all material respects all of its obligations hereunder theretofore to be performed.

     9.2 Other. The joint conditions precedent in Section 10 hereof shall have been satisfied.


                                   SECTION 10

                           JOINT CONDITIONS PRECEDENT
                           --------------------------

     The obligations of EMB and Seller to consummate this Agreement shall be subject to satisfaction or waiver in writing by all parties of each and all of the following additional conditions precedent at or prior to the Closing Date:

     10.1 Other Agreements. All of the agreements contemplated by Section 7.1 of this Agreement shall have been executed and delivered, and all acts required to be performed thereunder as of the Closing Date shall have been duly performed, including, without limitation, completion of all exhibits to this Agreement.

     10.2 Absence of Litigation. At the Closing Date, there shall be no action, suit, or proceeding pending or threatened against any of the parties hereto by any person, governmental agency, or subdivision thereof, nor shall there be pending or threatened any action in any court or administrative tribunal, which would have the effect of inhibiting the consummation of the transactions contemplated herein.


                                   SECTION 11

                                 CONFIDENTIALITY
                                 ---------------

     11.1 EMB acknowledges that its principals have, and will, acquire information and materials from Seller and/or Saddleback and knowledge about the technology, business, products, strategies, customers, clients and suppliers of the Saddleback and that all such information, materials and knowledge acquired, are and will be trade secrets and confidential and proprietary information of Saddleback (collectively, such acquired information, materials, and knowledge are the "Confidential Information"). EMB, itself, and behalf of its principals, covenants to hold such Confidential Information in strict confidence, not to disclose it to others or use it in any way, commercially or otherwise, except in connection with the transactions contemplated by this Agreement and not to allow any unauthorized person access to such Confidential Information.

     11.2 The Confidential Information disclosed by the Seller or Saddleback to EMB shall remain the property of the disclosing party.

     11.3 EMB, and principals, shall maintain in secrecy all Confidential Information disclosed to them by Seller or Saddleback using not less than reasonable care. EMB, and its principals, shall not use or disclose in any manner to any third party any Confidential Information without the express written consent of the Seller unless or until the Confidential Information is:

          (a) publicly available or otherwise in the public domain; or

          (b) rightfully obtained by any third party without restriction; or

          (c) disclosed by Seller or Saddleback without restriction pursuant to judicial action, or government regulations or other requirements.

     11.4 The obligations of EMB under Sections 11.1, 11.2, and 11.3 of this Agreement shall expire one year from the date hereof as to Confidential Information consisting of commercial and financial information and two years from the date hereof as to Confidential Information consisting of technical information. For this purpose, technical information shall include without limitation all developments, inventions, innovations, designs, discoveries, trade secrets and know-how, whether or not patentable or copyrightable.


                                   SECTION 12

                             TERMINATION AND WAIVER
                             ----------------------

     12.1 Termination. This Agreement may be terminated and abandoned on the Closing Date by:

          (a) the mutual consent in writing of the parties hereto;

          (b) EMB, if the conditions precedent in Sections 8 and 10 of this Agreement have not been satisfied or waived by the Closing Date; and

          (c) Seller, if the conditions precedent in Sections 9 and 10 of this Agreement have not been satisfied or waived by the Closing Date.

          If this Agreement is terminated pursuant to Section 12.1, the parties hereto shall not have any further obligations under this Agreement, and each party shall bear all costs and expenses incurred by it.

                                   SECTION 13

                  NATURE AND SURVIVAL OF REPRESENTATIONS, ETC.
                  --------------------------------------------

     13.1 All statements contained in any certificate or other instrument delivered by or on behalf of EMB or Seller pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties by such party. All representations and warranties and agreements made by EMB or Seller in this Agreement or pursuant hereto shall survive the Closing Date hereunder until the expiration of the 12th month following the Closing Date.


                                   SECTION 14

                                  MISCELLANEOUS
                                  -------------

     14.1 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if written and delivered in person or sent by registered mail, postage prepaid, addressed as follows:


          to Seller:                       William R. Parker
                                           835 South Broadway
                                           Santa Ana, California 92704


          to EMB:                          EMB Corporation
                                           Attention:  Chief Executive Officer
                                           5075 Warner Avenue
                                           Suite B
                                           Huntington Beach, California 92649

          copy to:                         Bryan Cave LLP
          (which shall not                 Attention:  Randolf W. Katz, Esq.
          Constitute notice)               2020 Main Street, Suite 600
                                           Irvine, California 92614


          to Saddleback:                   Saddleback Investment Services, Inc.
                                           Attention:  Chief Executive Officer
                                           835 South Broadway
                                           Santa Ana, California 92704

or such other address as shall be furnished in writing by the appropriate person, and any such notice or communication shall be deemed to have been given as of the date so mailed.

     14.2 Time of the Essence. Time shall be of the essence of this Agreement.

     14.3 Costs. Each party will bear the costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

     14.4 Cancellation of Agreement. In the event that this Agreement is canceled by mutual agreement of the parties or by failures of any of the conditions precedent set forth in Paragraphs 8, 9 and 10, neither Seller nor EMB shall be entitled to any damages, fees, costs or other consideration.

     14.5 Entire Agreement and Amendment. This Agreement and documents delivered at the Closing Date hereunder contain the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all other agreements, written or oral, with respect thereto. This Agreement may be amended or modified in whole or in part, and any rights hereunder may be waived, only by an agreement in writing, duly and validly executed in the same manner as this Agreement or by the party against whom the waiver would be asserted. The waiver of any right hereunder shall be effective only with respect to the matter specifically waived and shall not act as a continuing waiver unless it so states by its terms.

     14.6 Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed to constitute an original and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.

     14.7 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.

     14.8 Attorneys' Fees and Costs. In the event any party to this Agreement shall be required to initiate legal proceedings to enforce performance of any term or condition of this Agreement, including, but not limited to, the interpretation of any term or provision hereof, the payment of moneys or the enjoining of any action prohibited hereunder, the prevailing party shall be entitled to recover such sums, in addition to any other damages or compensation received, as will reimburse the prevailing party for reasonable attorneys' fees and court costs incurred on account thereof (including, without limitation, the costs of any appeal) notwithstanding the nature of the claim or cause of action asserted by the prevailing party.

     14.9 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, successors, and assigns, as the case may be.

     14.10 Access to Counsel. Each party hereto acknowledges that each has had access to legal counsel of her or its own choice and has obtained such advice therefrom, if any, as such party has deemed necessary and sufficient prior to the execution hereof. Each party hereto acknowledges that the drafting of this Agreement has been a joint effort and any ambiguities or interpretative issues that may arise from and after the execution hereof shall not be decided in favor or, or against, any party hereto because the language reflecting any such ambiguities or issues may have been drafted by any specific party or her or its counsel.

     14.11 Captions. The captions appearing in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



EMB CORPORATION


By: /s/ James E. Shipley
------------------------------------
James E. Shipley
Chairman and CEO


/s/ William R. Parker
------------------------------------
William R. Parker



SADDLEBACK INVESTMENT SERVICES, INC.


By: /s/ William R. Parker
------------------------------------
William R. Parker
President